UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2016

DAVIDsTEA Inc.

(Exact name of registrant as specified in its charter)

Canada	98-1048842
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-37404

(Commission File Number)

5430 Ferrier, Mount-Royal,
Québec, Canada	H4P 1M2
(Address of principal executive offices)	(Zip Code)

(888) 873-0006

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 5, 2016, the Board of Directors of DAVIDsTEA Inc. approved the list of board candidates to be submitted for election and shareholders’ vote at the upcoming Annual General Meeting of Shareholders. The Board also approved that MM. Pierre Michaud, Bruce Guerriero and Guy Savard will not be standing for election and that their mandate will terminate at the upcoming Annual Shareholders’ Meeting, when their successors are elected by shareholders. As such, the Board unanimously recommended the following three candidates to stand for election as their successors: Mr. Michael Mardy, Mr. Maurice Tousson and Ms. Kathleen Tierney. All other board candidates are current members of the Board and will be standing for re-election.

•                  Michael J. Mardy has served as Chief Financial Officer and Executive Vice President and Director of specialty retailer, Tumi Inc. since July 2003. Prior to joining Tumi, from 1996 to 2002, he served as Executive Vice President, and CFO of Keystone Foods LLC, a processor and distributor. From 1982 to 1996, he served as Senior Vice President, Chief Financial Officer and in various other finance positions at Nabisco Biscuit Company, a snack food and consumer products company. Mr. Mardy served on the board of directors of Keurig Green Mountain Inc. (Nasdaq: GMCR) and ModusLink Global Solutions (Nasdaq: MLNK), Inc. acting as audit committee chair and a member of their respective compensation committees. Mr. Mardy also serves on the NYSE Advisory Board and is a trustee of the New Jersey chapter of the financial Executive Institute. Mr. Mardy holds an MBA from Rutgers Universityand undergraduate degree from Princeton University. He is a member of the American institute of Certified Public Accountants, and the New Jersey Society of Certified Public Accountants.

•                  Maurice Tousson is currently President and Chief Executive Officer of CDREM Group Inc., a Canada based chain of retail stores known as Centre du Rasoir or Personal Edge, a position he has held since January 2000. Mr. Tousson has held executive positions at well-known Canadian specialty stores, including Chateau Stores of Canada, Consumers Distributing and Sports Experts, with responsibilities for operations, finance, marketing and corporate development. Mr. Tousson currently sits on the Board of Directors of Dorel Industries (TSE: DII), a multinational public company where he acts as lead Director.  Mr. Tousson holds an MBA degree from Long Island University in New York.

•                  Ms. Kathleen C. Tierney, is currently an Operating Partner at Parallel Investment Partners , an outside director at HH Gregg Inc. and on the Board of Directors of Taft Street Winery. Ms. Tierney served as Chief Executive Officer of specialty retailer Sur La Table, Inc. from August 2004 to 2008 and served as its Executive Vice Chairman from 2008 to 2011. From 2001 to 2003, she served as Chief Executive Officer of Fitch North America. She served as an Independent Consultant with a client roster including The Home Depot, Vinquiry, Yoga Works and Hirsch Bedner Design. Prior to this, Ms. Tierney was the Chief Executive Officer at Smith & Hawken from 1993 to 1999.  During her tenure at The Nature Company, she served as an Executive Vice President , overseeing their growth from 3 locations to 120 stores nationwide. She has a rich background in the Retail Industry and International business and travel. Ms. Tierney earned a B.A. in English Literature from Dominican College in California, served two years in the Peace Corps, holds a lifetime teaching credential from the State of California and a Strategic Marketing Certificate from Harvard University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDsTEA Inc.

By:	/s/ Luis Borgen
Name: Luis Borgen
Title: Chief Financial Officer

Date: April 6, 2016